UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 2, 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 2, 2013, Central European Media Enterprises Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”).  Pursuant to the Underwriting Agreement, the Company sold to the Underwriters 54,436,582 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.08 per share (the “Class A Common Stock”).

The offering price to the public was $2.75 per share.  Time Warner Media Holdings B.V. (“Time Warner”), an affiliate of Time Warner Inc. and the Company’s largest shareholder, has exercised its pre-existing contractual preemptive right to purchase 49.9% of the Shares.  Time Warner paid $2.75 per share for the Shares purchased by Time Warner and the Underwriters did not receive any underwriting discounts or commissions with respect to any such Shares purchased by Time Warner.  The Underwriters purchased the Shares from the Company pursuant to the Underwriting Agreement at a price of $2.6125 per share (other than the Shares allocated and sold to Time Warner).  After underwriting discounts and commissions but before estimated offering expenses, the Company received net proceeds of approximately $145.95 million.

Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase from the Company (i) up to an additional 2,727,273  number of shares of Class A Common Stock at a price of $2.6125 per share, and (ii) up to an additional 2,716,385 number of shares of Class A Common Stock at a price of $2.75 per share, which would be allocated exclusively to Time Warner in satisfaction of its contractual preemptive right.

The Shares were offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with an offering pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-181057).

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 1.1 hereto.

A copy of the legal opinion relating to the Shares and the consent of Conyers, Dill & Pearman, Bermuda counsel to the Company are attached as Exhibit 5.1 and Exhibit 23.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 1.1	Underwriting Agreement dated as of May 2, 2013 between Central European Media Enterprises Ltd. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

Exhibit 5.1	Opinion of Conyers, Dill & Pearman.

Exhibit 23.1	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: May 8, 2013	/s/ David Sach
David Sach
Chief Financial Officer